EXHIBIT 10.1

                            INDEMNIFICATION AGREEMENT

           This Agreement is made as of ____________ by and between International Wire Group, Inc., a Delaware corporation (the "Company"), and the undersigned member (a "Director") of the Board of Directors (also referred to as the "Board") of the Company (such Director hereinafter referred to as the "Indemnitee"), with reference to the following facts:

           It is essential to the Company to retain and attract as directors the most capable persons available. Highly competent persons have become more reluctant to serve as directors or in other capacities unless they are provided with adequate protection through insurance and/or other adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of a corporation.

           The current difficulties of obtaining adequate insurance and uncertainties relating to indemnification have increased the difficulty of attracting and retaining such persons. Although Indemnitee may be entitled to indemnification pursuant to the Company's Second Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and the Delaware General Corporation Law (the "DGCL"), the DGCL expressly provides that the indemnification provisions set forth therein are not exclusive, and thereby contemplates that contracts may be entered into between the Company and members of the Board, officers and other persons with respect to indemnification.

           The Company has determined that the inability to attract and retain such persons is detrimental to the best interests of the Company's stockholders and that the Company should act to assure such persons that there will be increased certainty of protection in the future.

           The Company believes it is reasonable, prudent and necessary for the Company to contractually obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified.

           Indemnitee believes that this Agreement is desirable to augment the protection available under the Certificate of Incorporation, and insurance, and may not be willing to serve as a director without the additional protection provided for under this Agreement. The Company desires Indemnitee to serve in such capacity and Indemnitee is willing to serve and continue to serve and to take on additional service for or on behalf of the Company on the condition that he be so indemnified.

In order to induce the Indemnitee to continue to serve as a Director of the Company and in consideration of his continued service, the Company hereby agrees to indemnify the Indemnitee as follows:

         1.       Certain Definitions:

                  (a) Change in Control: shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding Voting Securities, or (ii) during any one year period, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new Director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously approved, cease for any reason to constitute a majority thereof, or
         (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or if the events listed in this subsection (iii) occur without such approval or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company's assets, or if the events listed in this subsection (iv) occur without such approval.

                  (b) Expense Advance: shall have the meaning ascribed thereto in Section 2(a) hereof.

                  (c) Expenses: shall include, without limitation, attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements, costs, expenses and obligations actually and reasonably paid or incurred in connection with investigating, defending, prosecuting, being a witness in or participating in (including on appeal), or preparing to defend, prosecute, be a witness in or participate in, any Proceeding relating to any Indemnifiable Event.

                  (d) Indemnifiable Event: shall include any event or occurrence related to the fact that the Indemnitee is or was a director, officer, trustee, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise (including employee benefit plans and administrative committees thereof), or by reason of anything done or not done by the Indemnitee in any such capacity.

                  (e) Independent Legal Counsel: an attorney or firm of attorneys, selected in accordance with the provisions of Section 3, who shall not have otherwise performed services for the Company or the Indemnitee within the last two years (other than with respect to matters concerning the rights of the Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements). Notwithstanding the foregoing, the term "Independent Legal Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee's rights to indemnification under this Agreement.

                  (f) Proceeding: shall include any threatened, pending or completed claim, action, suit or proceeding, or any inquiry or investigation, whether instituted by the Company or any other party and whether of a civil, criminal, administrative or investigative nature.

                  (g) Reviewing Party: any appropriate person or body consisting of a member or members of the Board or any other person or body appointed by the Board who is not a party to the particular Proceeding for which the Indemnitee is seeking indemnification, or Independent Legal Counsel.

                  (h) Voting Securities: any securities of the Company that vote generally in the election of directors.

         2. Indemnity.

                  (a) In the event the Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Company will indemnify the Indemnitee, his executors, administrators or assigns, to the fullest extent permitted by law, as soon as practicable but in any event no later than sixty days after written demand is presented to the Company, against any and all Expenses, judgments, fines (including excise taxes), penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Proceeding. If so requested by the Indemnitee, the Company shall advance (within two business days of such request), to the fullest extent permitted by law, any and all Expenses to the Indemnitee (an "Expense Advance"). Notwithstanding anything in this Agreement to the contrary, the Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Proceeding initiated by the Indemnitee unless the Board of Directors has authorized or consented to the initiation of such Proceeding or such Proceeding seeks to enforce the Indemnitee's rights hereunder; provided, that the foregoing shall not limit the Indemnitee's right to indemnification hereunder in connection with the defense of any counterclaims brought against the Indemnitee in a Proceeding initiated by the Indemnitee; and, provided, further, that for purposes of this Agreement, non-frivolous counterclaims, impleadings or other responsive or defensive actions by the Indemnitee shall not be deemed Proceedings initiated by the Indemnitee.

                  (b) Notwithstanding the foregoing, (i) the obligations of the Company under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 3 hereof is involved) that the Indemnitee would not be permitted to be indemnified with respect to a Proceeding relating to the Indemnifiable Event under applicable law and (ii) the obligation of the Company to make an Expense Advance pursuant to Section 2(a) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that the Indemnitee would not be permitted under applicable law to be so indemnified the Company shall be entitled to be reimbursed by the Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid to the Indemnitee; provided, however that if the Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that the Indemnitee should be indemnified under applicable law any determination made by the Reviewing Party that the Indemnitee would not be permitted to be indemnified under applicable law shall not be binding, and the Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Until such time as there has been a Change in Control, the Reviewing Party shall be selected by the Board of Directors, and following any Change in Control after the date hereof and any successive Changes in Control (other than a Change in Control which has been approved by a majority of the Board who were Directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 3 hereof. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that the Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, the Indemnitee shall have the right to commence litigation in any court in the States of New York or Delaware having subject matter jurisdiction thereof and in which venue is proper, or if there are no courts in New York or Delaware which have subject matter jurisdiction and in which venue is proper then a court in any other state which has subject matter jurisdiction and where venue is proper, seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and the Indemnitee.

         3. Change in Control. The Company agrees that if there is a Change in Control after the date hereof and any successive Changes in Control (other than a Change in Control which has been approved by a majority of the Board who were directors immediately prior to such Change in Control), then with respect to all matters thereafter arising concerning the rights of the Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or Company bylaw now or hereafter in effect with respect to Proceedings relating to Indemnifiable Events, the Company shall seek legal advice only from Independent Legal Counsel selected by the Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and the Indemnitee as to whether and to what extent the Indemnitee would not be permitted under applicable law to be indemnified with respect to Proceedings relating to the applicable Indemnifiable Event. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

         4. Indemnification for Additional Expenses. The Company shall indemnify the Indemnitee against any and all expenses (including attorneys' fees) actually and reasonably incurred and, if requested by the Indemnitee, shall (within five business days of such request) advance such expenses to the Indemnitee, which are incurred by the Indemnitee in connection with any action brought in good faith by the Indemnitee involving (i) the interpretation or enforcement of the rights of the Indemnitee under this Agreement or any other agreement or Company bylaw now or hereafter in effect relating to Proceedings for Indemnifiable Events and/or (ii) recovery by the Indemnitee under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

         5. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights; provided, however, that the foregoing shall in no way limit the ability of the Indemnitee to compromise or settle any Proceeding, including waiving any claim that would otherwise be available to the Company under or as a result of this Section, in accordance with the other provisions of this Agreement.

         6. No Duplication of Payment. The Company shall not be liable under this Agreement to make any payment in connection with any Proceeding brought against or involving the Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, bylaw or otherwise) of the amounts otherwise indemnifiable hereunder.

         7. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, judgments, fines, penalties and amounts paid in settlement of a Proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.

         8. Notice and Defense of Proceeding.

(a) The Indemnitee shall give to the Company notice in writing as soon as practicable of any Proceeding made against it for which indemnity will or could be sought under this Agreement. Notice to the Company shall notify the Company of the existence of the Proceeding, setting forth with reasonable specificity the facts and circumstances relating to the Proceeding of which the Indemnitee is aware. The foregoing notice shall be given at the Company's principal office, shall be directed to the Corporate Secretary of the Company (or such other address as the Company shall have designated in writing to the Indemnitee) and shall be deemed received if sent by prepaid mail properly addressed, the date of such notice being the date postmarked. In the event of any such Proceeding, the

Company shall provide the Indemnitee with copies of all notices, pleading, and other papers filed, served or received in connection with such Proceeding.
(b) In the event of any Proceeding for which indemnity will or could be sought under this Agreement, the Company hereby agrees to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee, and the Company shall not be liable to the Indemnitee for any legal expenses of other counsel or any other expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, that, (i) the Indemnitee shall have the right at its own expense to participate in any such Proceeding with counsel of its own choosing and (ii) if (A) the retention of other counsel by the Indemnitee has been previously authorized by the Company, (B) the Company shall not have employed counsel to which Indemnitee has consented or the Company discontinues the retention of Company's counsel to defend such Proceeding or (C) the Indemnitee or counsel selected by the Company shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee, then the fees and expenses of the Indemnitee's other counsel shall be subject to indemnification by the Company. The Company shall not be required to obtain the consent of the Indemnitee to settle any Proceeding which the Company has undertaken to defend if the Company assumes full and sole responsibility for such settlement and such settlement grants the Indemnitee a complete and unqualified release in respect of any potential liability.

         9. Burden of Proof. In connection with any determination by the Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that the Indemnitee is not so entitled.

         10. No Presumptions. For purposes of this Agreement, the termination of any Proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether the Indemnitee has met any particular standard of conduct or did not have such belief, prior to the commencement of legal proceedings by the Indemnitee to secure a judicial determination that indemnification of the Indemnitee is permitted under applicable law shall be a defense to the Indemnitee's claim or create a presumption that the Indemnitee has not met any particular standards of conduct or did not have any particular belief.

         11. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, the Indemnitee shall be covered by such policy or policies, in accordance with its or their terms.

         12. Amendments, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

         13. Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as a Director of the Company or of any other enterprise at the Company's request.

         14. Indemnification Hereunder Not Exclusive. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under the Certificate of Incorporation or Company bylaws (including any amendments thereto), the DGCL or otherwise. To the extent that a change in the DGCL (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Certificate of Incorporation and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

         15. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflict of laws.

         16. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable in any respect, and the validity and enforceability of any such provisions in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.

         17. Coverage. The provisions of this Agreement shall apply with respect to the Indemnitee's service as a Director of the Company or in any other capacity encompassed in an Indemnifiable Event prior to the date of this Agreement and with respect to all periods of such service after the date of this Agreement, even though the Indemnitee may have ceased to be a Director of the Company and to hold every other office or position encompassed within an Indemnifiable Event.

         18. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.

                                       INTERNATIONAL WIRE GROUP, INC.

                                       By:
                                             -----------------------------------
                                       Name:
                                       Title:

                                       DIRECTOR:



                                       -----------------------------------------